Exhibit 99.(e)(3)

                     AMENDMENT TO THE DISTRIBUTION AGREEMENT
                    FOR TIAA-CREF INSTITUTIONAL MUTUAL FUNDS


       AMENDMENT, dated___, 2002, to the Distribution Agreement dated
June 1, 1999 (the "Agreement"), by and between TIAA-CREF Institutional Mutual Funds (the "Institutional Fund") and Teachers Personal Investors Services, Inc. ("TPIS").

       WHEREAS, the Institutional Fund currently consists of seven series, currently known as the International Equity Fund, Growth Equity Fund, Growth and Income Fund, Equity Index Fund, Social Choice Equity Fund and Money Market Fund;

       WHEREAS, the Institutional Fund has established 16 additional series as of the date hereof, which shall be known as the Large-Cap Value Fund, Mid-Cap Growth Fund, Mid-Cap Value Fund, Small-Cap Equity Fund, International Equity Index Fund, Large-Cap Value Index Fund, Large- Cap Growth Index Fund, Mid-Cap Value Index Fund, Mid-Cap Growth Index Fund, Mid-Cap Blend Index Fund, Small-Cap Value Index Fund, Small-Cap Growth Index Fund, Small-Cap Blend Index Fund, 500 Index Fund, Real Estate Securities Fund and the Inflation-Linked Bond Fund (each series, a "Fund", together, the "Funds");

       WHEREAS, each Fund consists of the following distinct classes of shares:
Retirement Class Shares, Institutional Class Shares, and Retail Class Shares;

       WHEREAS, TPIS is willing to distribute each class of shares of the Funds;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Institutional Fund and TPIS hereby agree as follows:

       1.     Section 4 of the Agreement shall be amended to read as follows:

       (a) Other than the expenses of which TPIS is reimbursed under the Rule 12b-1 Plan for Retirement Class Shares of the funds, TPIS shall be responsible for all expenses relating to the distribution of the Shares, including but not limited to:

       (i) the costs and expenses of providing the necessary facilities, personnel, office equipment and supplies, telephone service, and other utility service necessary to carry out its obligations hereunder;

       (ii) charges and expenses of outside legal counsel retained with respect to activities related to the distribution of the Shares;

       (iii) the costs and expenses of printing and delivery of definitive prospectuses and statements of additional information and any supplements thereto for prospective purchasers;

       (iv) expenses incurred in connection with TPIS' registration as a broker or dealer or in

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the registration or qualification of its officers, directors or representatives under federal and state securities laws;

       (v)    the costs of promotional, sales and advertising material; and

       (vi) any other expenses incurred by TPIS or its representative in connection with performing the obligations of TPIS under this Agreement.

       2. Section 14 of the Agreement shall be amended to provide that all notices or other communications provided for under the Agreement: (1) delivered to the Institutional Fund shall be to the attention of the President of the Institutional Fund; (2) delivered to TPIS shall be to the attention of the President of TPIS, in each case with a copy to the General Counsel, TIAA-CREF, 730 Third Avenue, New York NY, 10017.

       IN WITNESS WHEREOF, the Institutional Fund and TPIS have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.


TIAA-CREF INSTITUTIONAL
MUTUAL FUNDS

BY:                                     ATTEST:
      ---------------------------------        ---------------------------------

TITLE:                                  TITLE:
      ---------------------------------        ---------------------------------


TEACHERS PERSONAL INVESTORS
SERVICES, INC.

BY:                                        ATTEST:
     ---------------------------------         ---------------------------------

TITLE:                                     TITLE:
     ---------------------------------         ---------------------------------

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